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                                                                    EXHIBIT 10.2

                      CONFIDENTIALITY, NONSOLICITATION AND
                            NONCOMPETITION AGREEMENT

This is a Confidentiality, Nonsolicitation and Noncompetition Agreement dated as of January 26, 2001, among (i) Ayrshire Electronics LLC (the "PROTECTED PARTY"), and (ii) Baldwin Piano & Organ Company (the "SELLING PARTY")

                                    RECITALS

A. Pursuant to an Asset Purchase Agreement dated as of January 26, 2001 (the "PURCHASE AGREEMENT"), the Protected Party is purchasing certain assets from the Selling Party. The agreement by the Selling Party to the terms of this Agreement was material to the decision of the Protected Party to enter into the transactions described in the Purchase Agreement. The Selling Party acknowledges that it engages in the contract electronic manufacturing services business (the "BUSINESS") on a worldwide basis.

B. For purposes of this Agreement, "PROPRIETARY INFORMATION" means any trade secret of or private information concerning the Protected Party or information concerning the business, assets, customers and operation of the Protected Party, including, without limitation, confidential or trade secret information acquired pursuant to the terms of the Purchase Agreement, the Protected Party's design, development, use, purchase or sale of its products; marketing plans or proposals; business plans; expansion plans; contracts; agreements; customer lists, identities, needs, requirements and preferences; and the terms of customer agreements and arrangements. The Protected Party has expressly or impliedly protected such information from unrestricted use by persons not associated with the Protected Party.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

1. CONFIDENTIAL INFORMATION.

(a) The Selling Party agrees that it shall (i) maintain the strict confidence of, undertake all necessary steps to avoid divulging or disclosing, and preserve and protect the Proprietary Information, trade secrets, customer lists, business records, and financial records of the Protected Party (collectively, the "TRADE SECRETS") from disclosure to, or access or use by, any person or entity, including any competitor or potential competitor of the Protected Party, and
(ii) not use the Trade Secrets to compete, directly or indirectly, with the Protected Party, nor attempt to otherwise take commercial advantage of the Trade Secrets. The Selling Party acknowledges that the Trade Secrets constitute valuable, special and unique property of the Protected Party.

(b) The Selling Party represents and warrants to the Protected Party that it has


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delivered to the Protected Party any and all papers, books, records, documents, memoranda and manuals, including all copies thereof, whether hard or digital copies, or relating to the business, or containing any Proprietary Information or Trade Secrets (excluding however such information as the Selling Party is required to retain for legal, accounting, auditing or tax purposes), except that with respect to electronic information if that information is otherwise provided in some other form, then the Selling Party agrees that it will destroy all electronic copies of such information.

(c) The Selling Party agrees that, if at any time after the date of this Agreement, the Selling Party determines that it has any Proprietary Information or Trade Secrets in its possession or control, such Selling Party shall immediately deliver all such Proprietary Information or Trade Secrets to the Protected Party, including all copies or portions thereof (excluding if, however, such information as the Selling Party is required to retain for legal, accounting, auditing or tax purposes so long as the Selling Party has provided Protected Party with a copy of such information).

(d) The Protected Party agrees that nothing in this Agreement shall apply to any Trade Secrets, Proprietary Information, Customer Lists and other records of the Selling Party which is not related to the Business or assigned to Protected Party pursuant to the Purchase Agreement.

(e) Nothing herein shall prevent the Selling Party from enforcing or protecting its rights pursuant to the Purchase Agreement.

2. EMPLOYEE SOLICITATION. The Selling Party agrees that it shall not, for a period of five years after the date of this Agreement, directly or indirectly, induce, encourage or solicit any employee of the Protected Party to leave the employ of the Protected Party or become employed by the Selling Party or any competitor or potential competitor of the Protected Party, or, directly or indirectly, hire any former employees of the Protected Party.

3. NONCOMPETITION COVENANT.

(a) The Selling Party agrees that it shall not, for a period of five years after the date of this Agreement, directly or indirectly, individually, or through any person, partnership, joint venture, corporation or other entity in which the Selling Party has any interest, including, without limitation, as a shareholder, owner, member, partner, investor, director, officer, employee or consultant, or otherwise, (i) engage in the Business anywhere in the world or (ii) solicit the Protected Party's past or present customers or clients with respect to the Business; provided, however, that the Selling Party may invest in publicly-held companies regardless of this paragraph 3(a), so long as the Selling Party does not own greater than 3% of the ownership interests in such publicly-held company.

(b) The consideration for the Selling Party's covenants in this Agreement is the purchase price consideration set forth in the Purchase Agreement.



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(c) Except for the purchase price consideration paid pursuant to the Purchase
Agreement, all of the restrictive covenants in this Agreement shall be construed as an agreement independent of any provision of the Purchase Agreement, and the existence of any claim or cause of action of the Selling Party against a Protected Party shall not constitute a defense to the enforcement by the Protected Party of such restrictive covenants. It is specifically agreed that the periods during which the covenants of the Protected Parties shall be effective shall be computed by excluding from such computation any time during which the Protected Party is in violation of any provision of this Agreement.

4. COOPERATION. The Selling Party agrees that it shall cooperate in connection with the Protected Party with respect to maintaining the goodwill and reputation of the Protected Party.

5. SPECIFIC ENFORCEMENT. In the event of a breach of the Selling Party's covenants in this Agreement, it is agreed that damages will be difficult to ascertain and the Protected Party may peti-tion a court of law or equity for, and be granted, injunctive relief in addition to any other relief which the Protected Party may have under the law, including reasonable attorney's fees.

6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky, without regard to or application of its conflicts of laws principles. Each of the parties has participated in the preparation of this Agreement and agree that in construing the provisions of this Agreement, the general rule that provisions shall be construed most strongly against the party that drafted such provisions shall have no application.

7. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and other understandings with respect to the subject matter hereof. No change, modification, addition or amendment of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

8. CONSTRUCTION. The parties agree that the restrictions set forth herein are reasonable and necessary to preserve the business of the Protected Party and that the maximum protection available under the law shall be pro-vided to the Protected Party by this Agreement to protect the Protected Party's interests in its business and confidential information and that, if the restrictions imposed hereby are held by any court to be invalid, illegal or unenforceable as to time, terri-tory, scope or otherwise, this Agreement shall be construed to impose restrictions which are valid, legal and enforceable as to time, territory, scope or otherwise, as the case may be, to the maximum extent permitted under applicable law.

9. HEADINGS. The headings contained in this Agreement are included for ease of


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reference only and shall not be considered in the interpretation or enforcement of this Agreement.

10. PROVISIONS SEVERABLE. To the extent that any one or more of the provisions of this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

11. NOTICES. All notices required to be given under this Agreement shall be in writing and shall be deemed to have been duly given if mailed by certified mail, return receipt requested, postage prepaid to the addresses set forth in the Purchase Agreement, or to such other addresses which a party has given the other parties written notice.

12. BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and, as applicable, their respective heirs, executors, administrators, personal representatives, successors and assigns.

13. BUSINESS OF THE PROTECTED PARTY. In connection with the definition of Propriety Information continued herein, the Protected Party hereby respects and warrants that its business is contract electronic manufacturing and related sales, service and distribution.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the preamble above.

                           AYRSHIRE ELECRONICS LLC
                           By:  CDR Manufacturing, Inc., sole member

                            By: /s/ MILO D. BRYANT
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                            Title: Chairman & CEO
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                           BALDWIN PIANO & ORGAN COMPANY

                           By: /s/ DUANE D. KIMBLE, JR.
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                           Title:  Exec. Vice President, Chief Financial Officer
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